EXHIBIT 99.1

The Chemours Company Announces Completion of Private Offering of $600,000,000 Aggregate Principal Amount of 8.000% Senior Unsecured Notes Due 2033

Wilmington, Del., November 27, 2024 -- The Chemours Company (Chemours) (NYSE: CC) today announced it completed its previously announced private offering of $600,000,000 in aggregate principal amount of 8.000% senior unsecured notes due 2033 (the “Notes”) that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are Chemours’ senior unsecured obligations and are guaranteed by certain of its subsidiaries.

The net proceeds of the offering are expected to be used to redeem all of the Company’s outstanding euro-denominated 4.000% Senior Notes due 2026, which is expected to be €440,810,000, plus accrued and unpaid interest to, but excluding, the date of redemption, and the remainder of the net proceeds for general corporate purposes.

The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not an offer to purchase or the solicitation of an offer to sell any of the existing 2026 notes. The statements in this press release with respect to the redemption of the existing 2026 notes do not constitute a notice of redemption under the indenture governing the existing 2026 notes. Any such notice has or will be sent to holders of existing 2026 notes only in accordance with the provisions of such indenture.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 6,100 employees and 28 manufacturing sites and serves approximately 2,700 customers in approximately 110 countries.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements address, among other things, the closing of the offering of Notes and Chemours’ intended use of the net proceeds therefrom, including the expectation to redeem all of the outstanding existing 2026 notes, which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the redemption of the existing 2026 notes; and the risks, uncertainties and other factors discussed in Chemours’ filings with the U.S. Securities and Exchange Commission, including in Chemours’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS
Brandon Ontjes

Vice President, Investor Relations

+1.302.773.3300
investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Media Relations & Reputation Leader

+1.302.219.7140
media@chemours.com